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                                                                    EXHIBIT 10.1

                         COMMON STOCK PURCHASE AGREEMENT

      This COMMON STOCK PURCHASE AGREEMENT (this "Agreement") is dated as of March 22, 2001 by and between Artificial Life, Inc., a Delaware corporation (the "Company") and Bluefire Capital, Inc., a Cayman Islands corporation (the "Purchaser").

      WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to Purchaser from time to time as provided herein, and Purchaser shall purchase, up to $25,000,000 of Common Stock and the Warrant; and

      WHEREAS, such investments will be made by the Purchaser as statutory underwriter of a registered indirect primary offering of such Common Stock by the Company.

      NOW, THEREFORE, in consideration of the foregoing premises, and the promises and covenants herein contained, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties, intending to be legally bound, hereby agree as follows:

                                   ARTICLE 1

                        PURCHASE AND SALE OF COMMON STOCK

      Section 1.1. Purchase and Sale of Stock. Subject to the terms and conditions of this Agreement, the Company may sell and issue to the Purchaser and the Purchaser shall be obligated to purchase from the Company up to an aggregate purchase price of thirteen million dollars ($13,000,000) of the Common Stock; except that, the Commitment Amount shall be up to twenty-five million dollars ($25,000,000) of Common Stock if at any time beginning one (1) year after the Effective Date (i) the VWAP equals or exceeds $10 for ten (10) consecutive Trading Days ("Threshold Period"), (ii) during the Threshold Period and during the 10 consecutive Trading Days either immediately before or after the Threshold Period the average daily trading volume equals or exceeds 75,000, and (iii) on the Trading Day immediately after the Threshold Period the Company's market cap (based on the average of the VWAPs during the Threshold Period) equals or exceeds seventy-five million dollars ($75,000,000).

      Section 1.2. Purchase Price and Initial Closing. The Company agrees to issue and sell to the Purchaser and, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Purchaser agrees to purchase that number of the Shares to be issued in connection with each Draw Down. The delivery of executed documents under this Agreement and the other agreements referred to herein and the payment, by wire transfer, of the $25,000 fees representing a non-accountable expense allowance for the Purchaser's legal, adiministrative and due diligence costs and expenses (the "Initial Closing") shall take place at the offices of Epstein Becker & Green, P.C., 250 Park Avenue, New York, New York 10177 (i) within fifteen (15) days from the date hereof,


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or (ii) such other time and place or on such date as the Purchaser and the
Company may agree upon (the "Initial Closing Date"). Each party shall deliver all documents, instruments and writings required to be delivered by such party pursuant to this Agreement at or prior to the Initial Closing.

                                   ARTICLE 2

                         REPRESENTATIONS AND WARRANTIES

      Section 2.1. Representation and Warranties of the Company. The Company hereby makes the following representations and warranties to the Purchaser:

            (a) Organization, Good Standing and Power. The Company is a corporation duly incorporated validly, existing and in good standing under the laws of the State of Delaware and has all requisite corporate authority to own, lease and operate its properties and assets and to carry on its business as now being conducted. The Company does not have any subsidiaries and does not own more than fifty percent (50%) of or control any other business entity except as set forth in the SEC Documents. The Company is duly qualified to do business and is in good standing as a foreign corporation in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify would not have a Material Adverse Effect.

            (b) Authorization, Enforcement. (i) The Company has the requisite corporate power and corporate authority to enter into and perform its obligations under the Transaction Documents and to issue the Draw Down Shares pursuant to their respective terms, (ii) the execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required, and
      (iii) the Transaction Documents have been duly executed and delivered by the Company and at the Initial Closing shall constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

            (c) Capitalization. The authorized capital stock of the Company consists of 30,000,000 shares of Common Stock of which 10,303,469 shares are issued and outstanding and no shares of preferred stock. All of the outstanding shares of the Company's Common Stock have been duly and validly authorized and are fully paid and non-assessable, except as set forth in the SEC Documents. Except as set forth in this Agreement and the Registration Rights Agreement and as set forth in the SEC Documents, or on
      Schedule 2.1(c) hereto, no shares of Common Stock are entitled to


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      preemptive rights or registration rights and there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company. Furthermore, except as set forth in this Agreement and as set forth in the SEC Documents or on
      Schedule 2.1(c), there are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company. Except as set forth on Schedule 2.1(c), the Company is not a party to any agreement granting registration rights to any person with respect to any of its equity or debt securities. Except as set forth on
      Schedule 2.1(c), the Company is not a party to, and it has no knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Company. Except as set forth in the SEC Documents or on Schedule 2.1(c) hereto, the offer and sale of all capital stock, convertible securities, rights, warrants, or options of the Company issued prior to the Initial Closing complied with all applicable federal and state securities laws, and no stockholder has a right of rescission or damages with respect thereto which would have a Material Adverse Effect. The Company has made available to the Purchaser true and correct copies of the Company's articles or certificate of incorporation as in effect on the date hereof (the "Charter"), and the Company's bylaws as in effect on the date hereof (the "Bylaws"). The Company has not received any notice from the Principal Market questioning or threatening the continued inclusion of the Common Stock on such market.

            (d) Issuance of Shares. The Warrant Shares to be issued under this Agreement have been duly authorized by all necessary corporate action and, when paid for and issued in accordance with the terms hereof and the Warrant, the Warrant Shares shall be validly issued and outstanding, fully paid and non-assessable, and the Purchaser shall be entitled to all rights accorded to a holder of Common Stock.

            (e) No Conflicts. Except as set forth on Schedule 2.1(e), the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated herein do not and will not (i) violate any provision of the Company's Charter or Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party, (iii) create or impose a lien, charge or encumbrance on any property of the Company under any agreement or any commitment to which the Company is a party or by which the Company is bound or by which any of its respective properties or assets are bound, or (iv) result in a violation of any federal, state, local or other foreign statute, rule, regulation, order, judgment or decree (including any federal or state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries are bound or affected, except, in all cases, for such conflicts, defaults, termination, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. The


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

      business of the Company and its subsidiaries is not being conducted in violation of any laws, ordinances or regulations of any governmental entity, except for possible violations which singularly or in the aggregate do not and will not have a Material Adverse Effect. The Company is not required under any federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement, or issue and sell the Shares in accordance with the terms hereof (other than any filings which may be required to be made by the Company with the SEC or state securities administrators subsequent to the Initial Closing and any registration statement which may be filed pursuant hereto); provided, however, that for purpose of the representations made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Purchaser herein.

            (f) SEC Documents, Financial Statements. The Common Stock of the Company is registered pursuant to Section 12(g) of the Exchange Act, and, except as disclosed in the SEC Documents or on Schedule 2.1(f) hereto, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d) of the Exchange Act. The Company has delivered or made available to the Purchaser, through the EDGAR system or otherwise, true and complete copies of the SEC Documents filed with the SEC since December 31, 1998. The Company has not provided to the Purchaser any information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement. As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the SEC promulgated thereunder applicable to such documents, and, as of their respective filing dates, none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements under GAAP and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and its subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).


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

            (g) Subsidiaries. The SEC Documents or Schedule 2.1(g) hereto sets forth each subsidiary of the Company, showing the jurisdiction of its incorporation or organization and showing the percentage of the Company's ownership of the outstanding stock or other interests of such subsidiary. For the purposes of this Agreement, "subsidiary" shall mean any corporation or other entity of which at least a majority of the securities or other ownership interests having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other subsidiaries. All of the issued and outstanding shares of capital stock of each subsidiary have been duly authorized and validly issued, and are fully paid and non-assessable. There are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon any subsidiary for the purchase or acquisition of any shares of capital stock of any subsidiary or any other securities convertible into, exchangeable for or evidencing the rights to subscribe for any shares of such capital stock. Neither the Company nor any subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of the capital stock of any subsidiary or any convertible securities, rights, warrants or options of the type described in the preceding sentence. Neither the Company nor any subsidiary is a party to, nor has any knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of any subsidiary.

            (h) No Material Adverse Effect. Since the date of the financial statement contained in the most recently filed Form 10-Q (or 10-QSB) or Form 10-K (or 10-KSB), whichever is most current, no Material Adverse Effect has occurred or exists with respect to the Company, except as disclosed in the SEC Documents or on Schedule 2.1(h) hereto.

            (i) No Undisclosed Liabilities. Except as disclosed in the SEC Documents or on Schedule 2.1(i) hereto, neither the Company nor any of its subsidiaries has any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) that would be required to be disclosed on a balance sheet of the Company or any subsidiary (including the notes thereto) in conformity with GAAP which are not disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company's or its subsidiaries' respective businesses since such date and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company or its subsidiaries.

            (j) No Undisclosed Events or Circumstances. Since the date of the financial statement contained in the most recently filed Form 10- Q (or 10-QSB) or Form 10-K (or 10-KSB), whichever is most current, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, prospects, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the SEC Documents.

            (k) Indebtedness. The SEC Documents or Schedule 2.1(k) hereto sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any subsidiary, or for which the Company or any subsidiary has commitments. For the purposes of this Agreement, "Indebtedness" shall mean (A) any liabilities for borrowed money or amounts owed in excess of $500,000 (other than trade accounts payable incurred in the ordinary course of business), (B) all material guaranties, endorsements and contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company's balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (C) the present value of any lease payments in excess of $500,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any subsidiary is in default with respect to any Indebtedness.

            (l) Title to Assets. Each of the Company and the subsidiaries has good and marketable title to all of its real and personal property reflected in the SEC Documents, free of any mortgages, pledges, charges, liens, security interests or other encumbrances, except for those indicated in the SEC Documents or on Schedule 2.1(1) hereto or such that do not cause a Material Adverse Effect. All said leases of the Company and each of its subsidiaries are valid and subsisting and in full force and effect.

            (m) Actions Pending. There is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any subsidiary which questions the validity of this Agreement or the transactions contemplated hereby or any action taken or to be taken pursuant hereto or thereto. Except as set forth in the SEC Documents or on Schedule 2.1(m) hereto, there is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Company, threatened, against or involving the Company, any subsidiary or any of their respective properties or assets. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any subsidiary.

            (n) Compliance with Law. The Company and each of its subsidiaries have all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of their respective businesses as now being conducted by them unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

            (o) Taxes. To the best of the Company's knowledge, the Company has timely filed all material Tax Returns and notices. The Company has no knowledge, or any reasonable grounds to know, of any Tax deficiencies of any nature whatsoever which would, in the aggregate, be reasonably likely to result in a Material Adverse Effect.

                  For purposes of this Section 3.1(o):

                  "Tax" or "Taxes" means federal, state, county, local, foreign, or other income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, license, payroll, wage or other withholding, employment, social security, severance, stamp, occupation, alternative or add-on minimum, estimated and other taxes of any kind whatsoever (including, without limitation, deficiencies, penalties, additions to tax, and interest attributable thereto) whether disputed or not.

                  "Tax Return" means any return, information report or filing with respect to Taxes, including any schedules attached thereto and including any amendment thereof.

            (p) Certain Fees. Except as set forth on Schedule 2.1(p) hereto, no brokers, finders or financial advisory fees or commissions will be payable by the Company or any subsidiary with respect to the transactions contemplated by this Agreement.

            (q) Disclosure. To the best of the Company's knowledge, neither this Agreement or the Schedules hereto nor any other documents, certificates or instruments furnished to the Purchaser by or on behalf of the Company or any subsidiary in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

            (r) Operation of Business. The Company and each of the subsidiaries owns or possesses all patents, trademarks, service marks, trade names, copyrights, licenses and authorizations, which are necessary for the conduct of its business as now conducted without any conflict with the rights of others, except as could not reasonably be expected to have a Material Adverse Effect.

            (s) Insurance. Except as disclosed in the SEC Documents or on
      Schedule 2.1(s) hereto, the Company carries or will have the benefit of insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as is customary for companies engaging in similar businesses and similar industries, except as could not reasonably be expected to have a Material Adverse Effect.

            (t) Material Agreements. Except as set forth in the SEC Documents, or on Schedule 2.1(t) hereto, neither the Company nor any subsidiary is a party to any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, a copy of which would be required to be filed with the SEC as an exhibit to a registration statement on Form S-1 or other applicable form (collectively, "Material

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      Agreements") if the Company or any subsidiary were registering securities under the Securities Act. Except as set forth on Schedule 2.1(t), the Company and each of its subsidiaries has in all material respects performed all the obligations required to be performed by them to date under the foregoing agreements, have received no notice of default and, to the best of the Company's knowledge are not in default under any Material Agreement now in effect, the result of which could cause a Material Adverse Effect. Except as set forth in the SEC Documents, no written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement of the Company or of any subsidiary limits or shall limit the payment of dividends on the Company's Common Stock.

            (u) Transactions with Affiliates. Except as set forth in the SEC Documents or on Schedule 2.1(u) hereto, there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions exceeding $250,000 between
      (A) the Company, any subsidiary or any of their respective customers or suppliers on the one hand, and (B) on the other hand, any officer, employee, consultant or director of the Company, or any of its subsidiaries, or any person owning 5% or more of the capital stock of the Company or any subsidiary or any member of the immediate family of such officer, employee, consultant, director or stockholder or any corporation or other entity controlled by such officer, employee, consultant, director or stockholder, or a member of the immediate family of such officer, employee, consultant, director or stockholder.

            (v) Securities Laws. Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy the Shares or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any person (other than the Purchaser), so as to bring the issuance and sale of the Shares under the registration provisions of the Securities Act and applicable state securities laws. Neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Shares.

            (w) Employees. Since the date of the December 31, 1999 Form 10-K (or 10-KSB), no officer, consultant or key employee of the Company or any subsidiary whose termination, either individually or in the aggregate, could have a Material Adverse Effect, has terminated or, to the knowledge of the Company, has any present intention of terminating his or her employment or engagement with the Company or any subsidiary.

            (x) Governmental Approvals. Except as set forth in the SEC Documents or on Schedule 2.1(x) hereto, and except for the filing of any notice prior or subsequent to any Settlement Date that may be required, upon terms reasonably acceptable to the Company, under applicable federal or state securities laws (which if required, shall be filed on a timely basis), including the filing of a registration statement or post-effective amendment pursuant to this Agreement, no authorization, consent, approval, license, exemption of, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the delivery of the Shares, or for the performance by the Company of its obligations under this Agreement.

            (aa) Acknowledgment Regarding Purchaser's Purchase of Shares. Company acknowledges and agrees that Purchaser is acting solely in the capacity of arm's length purchaser with respect to this Agreement and the transactions contemplated hereunder. The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereunder. The Company further represents to the Purchaser that the Company's decision to enter into this Agreement has been based solely on (a) the Purchaser's representations and warranties in
      Section 2.2, and (b) the independent evaluation by the Company and its own representatives and counsel.

      Section 2.2. Representations and Warranties of the Purchaser. The Purchaser hereby makes the following representations and warranties to the
Company:

            (a) Organization and Standing of the Purchaser. The Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the Cayman Islands.

            (b) Authorization and Power. The Purchaser has the requisite power and authority to enter into and perform the Transaction Documents and to purchase the Shares being sold to it hereunder. The execution, delivery and performance of the Transaction Documents by Purchaser and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action and at the Initial Closing shall constitute valid and binding obligations of the Purchaser enforceable against the Purchaser in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application

            (c) No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby or relating hereto do not and will not (i) result in a violation of the Purchaser's charter documents or bylaws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument to which the Purchaser is a party, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to the Purchaser or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a

      Material Adverse Effect on Purchaser). The Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or to purchase the Shares in accordance with the terms hereof.

            (d) Financial Risks. The Purchaser acknowledges that it is able to bear the financial risks associated with an investment in the Shares and that it has been given full access to such records of the Company and the subsidiaries and to the officers of the Company and the subsidiaries as it has deemed necessary or appropriate to conduct its due diligence investigation. The Purchaser is capable of evaluating the risks and merits of an investment in the Shares by virtue of its experience as an investor and its knowledge, experience, and sophistication in financial and business matters and the Purchaser is capable of bearing the entire loss of its investment in the Shares.

            (e) Accredited Investor. The Purchaser is an "accredited investor" as defined in Regulation D promulgated under the Securities Act.

            (f) General. The Purchaser understands that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the suitability of the Purchaser to acquire the Shares. The Purchaser is entering into this Agreement for its own account and not with a view to or for sale in connection with any distribution at any time to sell the Common Stock to or through any person or entity; provided, however, that by making the representations herein, the Purchaser does not agree to hold the Common Stock for any minimum or other specific term and reserves the right to dispose of the Common Stock at any time in accordance with federal and state securities laws applicable to such disposition.

            (g) Ownership of Common Stock. The Purchaser does not currently beneficially own any shares of Common Stock or any other security of the Company, which is convertible into shares of capital stock of the Company.

            (h) Information. To the best of their knowledge, the Purchaser and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and material relating to the offer and sale of the Shares which have been requested by the Purchaser. The Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company. The Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Shares. Purchaser understands that it (and not the Company) shall be responsible for its own tax liabilities that may arise as a result of this investment or the transactions contemplated by this Agreement.

                                    ARTICLE 3

                                    COVENANTS

      The Company covenants with the Purchaser as follows:

      Section 3.1. The Shares. As of the date of each Draw Down Notice, the Company will have authorized and reserved, free of preemptive rights and other similar contractual rights of stockholders, a sufficient number of its authorized but unissued shares of its Common Stock to cover the Draw Down Shares to be issued in connection with such Draw Down requested under this Agreement. The Draw Down Shares to be issued under this Agreement, when paid for and issued in accordance with the terms hereof, shall be duly and validly issued and outstanding, fully paid and non-assessable, and the Purchaser shall be entitled to all rights accorded to a holder of Common Stock. Anything in this Agreement to the contrary notwithstanding, (i) at no time will the Company request a Draw Down which would result in the issuance of an aggregate number of shares of Common Stock pursuant to this Agreement which exceeds 19.9% of the number of shares of Common Stock issued and outstanding on the Initial Closing Date without obtaining stockholder approval of such excess issuance, or such other amount as would require stockholder approval under rules of the Principal Market or otherwise without obtaining stockholder approval of such excess issuance, and
(ii) the Company may not make a Draw Down to the extent that, after such purchase by the Purchaser, the sum of the number of shares of Common Stock beneficially owned by the Purchaser and its affiliates would result in beneficial ownership by the Purchaser and its affiliates of more than 9.9% of the then outstanding shares of Common Stock. For purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with
Section 13(d) of the Exchange Act.

      Section 3.2. Securities Compliance. If applicable, the Company shall notify the Principal Market, in accordance with its rules and regulations, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Shares and the Warrant to the Purchaser or subsequent holders.

      Section 3.3. Registration and Listing. The Company will cause its Common Stock to continue to be registered under Sections 12(b) or 12(g) of the Exchange Act, will comply in all respects with its reporting and filing obligations under the Exchange Act, will comply with all requirements related to any registration statement filed pursuant to this Agreement, and will not take any action or file any document (whether or not permitted by the Securities Act or the Exchange Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein. The Company will take all action necessary to continue the listing or trading of its Common Stock on the Principal Market and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Principal Market and shall provide the Purchaser with copies of any correspondence to or from such Principal Market which questions or threatens delisting of the Common Stock, within three (3) Trading Days of the Company's receipt thereof, until the Purchaser has disposed of all of the Shares.

      Section 3.4. Escrow Arrangement. The Company and the Purchaser shall enter into an escrow arrangement with Epstein Becker & Green, P.C. (the "Escrow Agent") in the form of Exhibit B hereto respecting payment against delivery of the Shares.

      Section 3.5. Registration Rights Agreement. The Company and the Purchaser shall enter into the Registration Rights Agreement in the Form of Exhibit A hereto. Before the Purchaser shall be obligated to accept a Draw Down request from the Company, the Company shall have caused a sufficient number of shares of Common Stock to be registered to cover the Shares to be issued in connection with such Draw Down.

      Section 3.6. Accuracy of Registration Statement. On each Settlement Date, the Registration Statement and the prospectus therein shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances under which they were made; and on such Settlement Date or date of filing the Registration Statement and the prospectus therein will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement and the prospectus therein in reliance upon and in conformity with the instructions or information furnished in writing to the Company by the Purchaser specifically for inclusion or omission in the Registration Statement and the prospectus therein.

      Section 3.7. Compliance with Laws. The Company shall comply, and cause each subsidiary to comply, with all applicable laws, rules, regulations and orders, noncompliance with which could have a Material Adverse Effect.

      Section 3.8. Keeping of Records and Books of Account. The Company shall keep and cause each subsidiary to keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and its subsidiaries, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

      Section 3.9. Other Agreements. The Company shall not enter into any agreement the terms of which such agreement would restrict or impair the ability of the Company to perform its obligations under this Agreement with respect to any Draw Down Shares or pending Draw Downs.

      Section 3.10. Notice of Certain Events Affecting Registration; Suspension of Right to Request a Draw Down. The Company will promptly notify the Purchaser in writing and obtain an acknowledgment from Purchaser upon the occurrence of any of the following events in respect of the Registration Statement or related prospectus in respect of the Shares: (i) receipt of any request for additional information from the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement the response to which would require any amendments or supplements to the Registration Statement or related prospectus; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;
(iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in the Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the filing of a post-effective amendment to, or withdrawal of, the Registration Statement. The Company shall not deliver to the Purchaser any Draw Down Notice during the continuation of any of the foregoing events. The Company shall promptly make available to the Purchaser any such supplements or amendments to the related prospectus, at which time, provided that the registration statement and any supplements and amendments thereto are then effective, the Company may recommence the delivery of Draw Down Notices.

      Section 3.11. Consolidation; Merger. The Company shall not, at any time after the date hereof, effect any merger or consolidation of the Company with or into, or a transfer of all or substantially all of the assets of the Company to, another entity (a "Consolidation Event") unless the resulting successor or acquiring entity (if not the Company) assumes by written instrument or by operation of law the obligation to deliver to the Purchaser such shares of stock and/or securities as the Purchaser is entitled to receive pursuant to this Agreement.

      Section 3.12. Limitation on Future Financing. The Company agrees that it will not enter into any other standby equity-based credit facility, except that, if the Company is precluded from exercising a Draw Down for 30 consecutive days during the Commitment Period because of the limitation set forth in Section 3.1(ii) herein, the Company shall have the right to enter into another standby equity-based credit facility. During the term of this Agreement, the Purchaser shall have a right of notice and negotiation with respect to any sale of the Company's securities with registration rights at a price per share less than the then current market price ("Discount Offering"). In the event that the Company proposes to arrange for a Discount Offering, it shall provide written notice ("Discount Offering Notice") to Purchaser of such intent, which shall include a summary of the terms thereof. Within seven (7) days Trading Days of receipt of the Discount Offering Notice Purchaser shall deliver a written notice ("Purchaser Notice") to the Company stating whether or not it wishes to negotiate a Discount Offering. If Purchaser agrees to negotiate, Purchaser shall have the right to negotiate a Discount Offering for a period of twenty (20) Trading Days from the date of receipt of the Purchaser Notice ("Negotiation Period"). If Purchaser declines to negotiate or is not able to negotiate a Discount Offering by the expiration of the Negotiation Period the Company may proceed to consummate a Discount Offering. The foregoing right of negotiations shall not apply to any sale of securities of the Company for an aggregate consideration up to $5 million which is committed to prior the Effective Date.

      Section 3.13. Minimum Commitment Amount. During the Commitment Period, the Company shall make Draw Downs of at least five hundred thousand dollars ($500,000), in the aggregate, pursuant to this Agreement. In the event that the Company fails to make Draw Downs of at least five hundred thousand dollars ($500,000), in the aggregate, during the Commitment Period, the Company shall pay the Purchaser, as liquidated damages, within five (5) days from the end of the Commitment Period, an amount based on the following formula:

      $250,000 - [(Aggregate Draw Downs x $250,000)/$500,000]

      Section 3.14. Use of Proceeds. The proceeds from the sale of the Shares will be used by the Company and its subsidiaries for general corporate purposes.

      The Purchaser covenants with the Company as follows:

      Section 3.15. Compliance with Law. The Purchaser agrees that its performance hereunder and its trading activities with respect to shares of the Company's Common Stock will be in compliance with all applicable state and federal securities laws, rules and regulations and rules and regulations of the SEC and the Principal Market on which the Company's Common Stock is listed, including but not limited to, Regulation M of the Securities Act. Without limiting the generality of the foregoing, the Purchaser agrees that it will, whenever required by federal securities laws, deliver the prospectus included in the Registration Statement to any purchaser of Shares from the Purchaser.

      Section 3.16. No Short Sales. The Purchaser and its affiliates shall not engage in short sales of the Company's Common Stock (as defined in applicable SEC and the Principal Market rules) during the term of this Agreement.

      Section 3.17. Confidentiality. Purchaser acknowledges and agrees that the information set forth in this Agreement, together with any other information contained in any schedules hereto or in any related agreements, or disclosed in connection herewith by the Company, is strictly confidential ("Confidential Information") and accordingly, unless such information is already publicly disclosed other than through an act of the Purchaser or any of its affiliate, the Purchaser agrees that none of such information shall be reproduced or used for any purpose other than in connection with the consideration of the purchase of the Shares hereunder, nor will any information be transmitted to or discussed with persons other than the authorized representatives, agents or such advisors of the Purchaser to whom information is transmitted for such purpose. Purchaser further acknowledges that the securities laws of the United States restrict persons with material, non-public information about an issuer obtained, directly or indirectly from such issuer, from purchasing or selling securities of such issuer or for communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities, and accordingly, the Purchaser will maintain internal policies and procedures to restrict the flow of material, non-public information about the Company to such persons.

                                    ARTICLE 4

                  CONDITIONS TO INITIAL CLOSING AND DRAW DOWNS

      Section 4.1. Conditions Precedent to the Obligation of the Company to Sell the Shares. The obligation hereunder of the Company to proceed to close this Agreement and to issue and sell the Shares to the Purchaser is subject to the satisfaction or waiver, at or before the Initial Closing, and as of each Settlement Date of each of the conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

            (a) Accuracy of the Purchaser's Representations and Warranties. The representations and warranties of the Purchaser shall be true and correct in all material respects as of the date when made and as of the Initial Closing and as of each Settlement Date as though made at that time, except for representations and warranties that speak as of a particular date.

            (b) Performance by the Purchaser. The Purchaser shall have performed, satisfied and complied in all material respects with all material covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the Initial Closing and as of each Settlement Date.

            (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

            (d) No Proceedings or Litigation. With respect to the Initial Closing only, no action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Purchaser or the Company or any subsidiary, or any of the officers, directors or affiliates of the Company or any subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

      Section 4.2. Conditions Precedent to the Obligation of the Purchaser to Close. The obligation hereunder of the Purchaser to perform its obligations under this Agreement and to purchase the Shares is subject to the satisfaction or waiver, at or before the Initial Closing, of each of the conditions set forth below. These conditions are for the Purchaser's sole benefit and may be waived by the Purchaser at any time in its sole discretion.

            (a) Accuracy of the Company's Representations and Warranties. Each of the representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Initial Closing as though made at that time (except for representations and warranties that speak as of a particular date).

            (b) Performance by the Company. The Company shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Initial Closing.

            (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

            (d) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Purchaser or the Company or any subsidiary, or any of the officers, directors or affiliates of the Company or any subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

            (e) Opinion of Counsel, Etc. At the Initial Closing, the Purchaser shall have received an opinion of counsel to the Company, dated as of the Initial Closing Date, in the form of Exhibit C hereto.

            (f) Warrant. On the Initial Closing Date, the Company shall issue to the Purchaser a warrant certificate to purchase up to 150,000 shares of Common Stock. The Warrant shall have a term from its initial date of exercise of 3 years beginning six months from the Initial Closing Date. The exercise price of the Warrant shall be 110% of the average of the closing bid prices during the seven (7) Trading Days immediately prior to the Initial Closing Date. The Common Stock underlying the Warrant will be registered in the Registration Statement referred to in Section 4.3 hereof. The Warrant shall be in the form of Exhibit E hereto.

Section 4.3. Conditions Precedent to the Obligation of the Purchaser to Accept a Draw Down and Purchase the Shares. The obligation hereunder of the Purchaser to accept a Draw Down request and to acquire and pay for the Shares is subject to the satisfaction at or before each Settlement Date, of each of the conditions set forth below.

            (a) Satisfaction of Conditions to Initial Closing. The Company shall have satisfied, or the Purchaser shall have waived at the Initial Closing, the conditions set forth in Section 4.2 hereof

            (b) Effective Registration Statement. The Registration Statement registering the Shares shall have been declared effective by the SEC and shall remain effective on each Settlement Date.

            (c) No Suspension. Trading in the Company's Common Stock shall not have been suspended by the SEC or the Principal Market (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the delivery of each Draw Down Notice), and, at any time prior to such Draw Down Notice, trading in securities generally as reported on the Principal Market shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported on the Principal Market unless the general suspension or limitation shall have been terminated prior to the delivery of such Draw Down Notice.

            (d) Material Adverse Effect. No Material Adverse Effect and no Consolidation Event where the successor entity has not agreed to perform the Company's obligations shall have occurred.

            (e) Opinion of Counsel. The Purchaser shall have received (i) a "down-to-date" letter from the Company's counsel, confirming that there is no change from the counsel's previously delivered opinion, or else specifying with particularity the reason for any change and an opinion as to the additional items specified in Exhibit C hereto, and (ii) any other items set forth in the Escrow Agreement. Such counsel shall also have furnished to the Purchaser a written statement, addressed to the Purchaser and dated such Settlement Date, to the effect that (x) such counsel has acted as counsel to the Company in connection with the Purchase Agreement and related matters, including the preparation of the Registration Statement and (y) based on the foregoing, no facts have come to the attention of such counsel which lead them to believe that the Registration Statement, as of the Effective Date, or any amendment thereto, contains or contained any untrue statement of a material fact or omits or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, which statement shall not address the financial statements and notes thereto and the schedules and other financial and statistical data derived therefrom included in the Registration Statement.

                                    ARTICLE 5

                                 DRAW DOWN TERMS

      Section 5.1. Draw Down Terms. Subject to the satisfaction of the conditions set forth in this Agreement, the parties agree as follows:

            (a) The Company, may, in its sole discretion, issue and exercise draw downs (each a "Draw Down") during the Commitment Period, which Draw Downs the Purchaser shall be obligated to accept, subject to the terms and conditions herein.

            (b) Only one Draw Down shall be allowed in each Draw Down Pricing Period and the Company shall not deliver any Draw Down Notice unless the appropriate Trading Cushion has expired. The number of shares of Common Stock purchased by the Purchaser with respect to each Draw Down shall be determined as set forth in Section 5.1(e) herein and settled on:

                  (i) as to the 1st through the 7th Trading Days after a Draw
            Down Pricing Period commences, on or before the 9th Trading Day after a Draw Down Pricing Period commences;

                  (ii) as to the 8th through the 14th Trading Days after a Draw
            Down Pricing Period commences, on or before the 16th Trading Day after a Draw Down Pricing Period; and

                  (iii) as to the 15th through the 21st Trading Days after a
            Draw Down Pricing Period commences, on or before the 23rd Trading Day after a Draw Down Pricing Period (such settlement periods and such settlement dates in subsection (i), (ii) and this subsection
            (iii) each referred to as a "Settlement Period" and a "Settlement Date", respectively).

            (c) In connection with each Draw Down Pricing Period, the Company may set the Threshold Price in the Draw Down Notice.

            (d) The minimum Investment Amount for any Draw Down shall be $100,000 and the maximum Investment Amount as to each Draw Down shall be 15% of the average of the VWAPs for the Common Stock for the forty (40) Trading Days immediately prior to the applicable Commencement Date (defined below) multiplied by the total trading volume in respect of the Common Stock for such period. Notwithstanding anything herein to the contrary, in the event the minimum Investment Amount is greater than the maximum Investment Amount with respect to any Draw Down, as to such Draw Down only, the minimum Investment Amount shall equal the maximum Investment Amount, but in no event shall the minimum Investment Amount be less than $50,000, such that if the maximum Investment Amount is less than $50,000, the Company shall be precluded from making a Draw Down at such time.

            (e) The number of Shares of Common Stock to be issued on each Settlement Date shall be a number of shares equal to the sum of the quotients (for each trading day within the Settlement Period) of (x) 1/21st of the Investment Amount, and (y) the Purchase Price on each Trading Day within the Settlement Period, subject to the following adjustments:

                  (i) if the VWAP on a given Trading Day is less than the
            Threshold Price, then that portion of the Investment Amount to be paid as to the immediately pending Settlement Date shall be reduced by 1/21st of the Investment Amount and such Trading Day shall be withdraw from the Settlement Period;

                  (ii) if during any Trading Day during the Settlement Period trading of the Common Stock on the Principal Market is suspended for more than three (3) hours, in the aggregate, or if any Trading Day during the Settlement Period is shortened because of a public holiday, then that portion of the Investment Amount to be paid as to the immediately pending Settlement Date shall be reduced by 1/21st of the Investment Amount and such Trading Day shall be withdraw from the Settlement Period; and

                  (iii) if the Registration Statement is suspended or sales made thereunder are suspended in accordance with Section 3(j) or 5(e) of the Registration Rights Agreement for more than three (3) hours, in the aggregate, on any Trading Day during the Settlement Period, then that portion of the Investment Amount to be paid as to the immediately pending Settlement Date shall be reduced by 1/21st of the Investment Amount and such Trading Day shall be withdraw from the Settlement Period.

            (f) The Company must inform the Purchaser by delivering a draw down notice, in the form of Exhibit D hereto (the "Draw Down Notice"), via facsimile transmission in accordance with Section 8.4 as to the amount of the Draw Down (the "Investment Amount") the Company wishes to exercise, before the first day of the Draw Down Pricing Period (the "Commencement Date"). If the Commencement Date is to be the date of the Draw Down Notice, the Draw Down Notice must be delivered to and receipt confirmed by the Purchaser at least one hour before trading commences on such date. At no time shall the Purchaser be required to purchase more than the maximum Investment Amount for a given Draw Down Pricing Period so that if the Company chooses not to exercise the maximum Investment Amount in a given Draw Down Pricing Period the Purchaser is not obligated to and shall not purchase more than the scheduled maximum Investment Amount in a subsequent Draw Down Pricing Period.

            (g) On or prior to each Settlement Date, the Shares purchased by the Purchaser shall be delivered to The Depository Trust Company ("DTC") on the Purchaser's behalf. Upon the Company electronically delivering whole shares of Common Stock to the Purchaser or its designees via DTC through its Deposit Withdrawal Agent Commission ("DWAC") system by 1:00 p.m. EST, the Purchaser shall wire transfer immediately available funds to the Company's designated account on such day, less any fees as set forth in the Escrow Agreement, which fees shall be wired as directed in the Escrow Agreement. Upon the Company electronically delivering whole shares of Common Stock to the Purchaser or its designees DTC account via DWAC after 1:00 p.m. EST, the Purchaser shall wire transfer next day available funds to the Company's designated account on such day, less any fees as set forth in the Escrow Agreement, which fees shall be wired as directed in the Escrow Agreement. As to any Settlement, either party may elect to use the Escrow Agent, in which case the Shares and the aggregate Purchase Price shall be delivered as set forth in the Escrow Agreement.

                                    ARTICLE 6

                                   TERMINATION

      Section 6.1. Term. The term of this Agreement shall begin on the date hereof and shall end 36 months from the Effective Date or as otherwise set forth in Section 6.2.

      Section 6.2. Other Termination.

            (a) This Agreement shall terminate upon one (1) Trading Day's notice if (i) an event resulting in a Material Adverse Effect has occurred and has not been cured for a period of thirty (30) days after giving notice thereof, (ii) the Common Stock is de-listed from the Principal Market unless such de-listing is in connection with the Company's subsequent listing of the Common Stock on the Nasdaq National Market, Nasdaq SmallCap Market, the American Stock Exchange or the New York Stock Exchange, or
      (iii) the Company files for protection from creditors under any applicable law.

            (b) The Company may terminate this Agreement upon one (1) Trading Day's notice if the Purchaser shall fail to fund more than one properly noticed Draw Down within five (5) Trading Days of the end of the applicable Settlement Period.

      Section 6.3. Effect of Termination. In the event of termination of this Agreement pursuant to Section 6.2 herein, written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement shall be terminated without further action by either party. If this Agreement is terminated as provided in Section 6.1 or 6.2 herein, this Agreement shall become void and of no further force and effect, except for Sections 8.1, 8.2 and 8.9, and Article 7 herein. Nothing in this Section 6.3 shall be deemed to release the Company or the Purchaser from any liability for any breach under this Agreement, or to impair the rights of the Company or the Purchaser to compel specific performance by the other party of its obligations under this Agreement.

                                    ARTICLE 7

                                 INDEMNIFICATION

      Section 7.1. General Indemnity.

            (a) The Company agrees to indemnify and hold harmless the Purchaser (and its directors, officers, affiliates, agents, successors and assigns) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys' fees, charges and disbursements) incurred by the Purchaser as a result of any inaccuracy in or breach of the representations, warranties or covenants made by the Company herein.

            (b) The Purchaser agrees to indemnify and hold harmless the Company and its directors, officers, affiliates, agents, successors and assigns from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys' fees, charges and disbursements) incurred by the Company as result of any material inaccuracy in or breach of the representations, warranties or covenants made by the Purchaser herein. Notwithstanding anything to the contrary herein, the Purchaser shall be liable under this Section 7.1(b) for only that amount as does not exceed the net proceeds to the Purchaser as a result of the sale of the Shares.

      Section 7.2. Indemnification Procedure. Any party entitled to indemnification under this Article 7 (an "Indemnified Party") will give written notice to the indemnifying party of any matters giving rise to a claim for indemnification; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article 7 except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any action, proceeding or claim is brought against an Indemnified Party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of counsel to the Indemnified Party a conflict of interest between it and the indemnifying party may exist with respect of such action, proceeding or claim, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. In the event that the indemnifying party advises an Indemnified Party that it will contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the Indemnified Party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the Indemnified Party's costs (including reasonable attorneys' fees, charges and disbursements) and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The Indemnified Party shall cooperate fully with the indemnifying party in connection with any settlement negotiations or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party, which relates to such action or claim. The indemnifying party shall keep the Indemnified Party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the Indemnified Party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. The indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent. Notwithstanding anything in this Article 7 to the contrary, the indemnifying party shall not, without the Indemnified Party's prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the Indemnified Party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the Indemnified Party of a release from all liability in respect of such claim. The indemnification required by this Article 7 shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, within ten
(10) Trading Days of written notice thereof to the indemnifying party so long as the Indemnified Party irrevocably agrees to refund such moneys, with interest, if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification. The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the Indemnified Party against the indemnifying party or others, and (b) any liabilities to which the indemnifying party may be subject.

                                    ARTICLE 8

                                  MISCELLANEOUS

      Section 8.1. Fees and Expenses. Each of the parties to this Agreement shall pay its own fees and expenses related to the transactions contemplated by this Agreement; except that, the Company shall pay, at the Initial Closing, a non-accountable expense allowance of $25,000 for the Purchaser's administrative and due diligence costs and expenses and $10,000 for Purchaser's legal costs and expenses and any other additional fees as set forth in the Escrow Agreement. In addition, the Company shall pay all reasonable fees and expenses incurred by the Purchaser in connection with any subsequent amendments, modifications or waivers of this Agreement, the Escrow Agreement or the Registration Rights Agreement or incurred in connection with the enforcement of this Agreement, the Escrow Agreement and the Registration Rights Agreement, including, without limitation, all reasonable attorneys' fees and expenses if such subsequent amendment, modification or waiver is at the request of the Company. The Company shall pay all stamp or other similar taxes and duties levied in connection with issuance of the Shares pursuant hereto.

      Section 8.2. Specific Enforcement. The Company and the Purchaser acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

      Section 8.3. Entire Agreement; Amendment. The Transaction Documents contain the entire understanding of the parties with respect to the matters covered in the Transaction Documents. No provision of this Agreement may be waived or amended other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought and no condition to closing any Draw Down in favor of the Purchaser may be waived by the Purchaser.

      Section 8.4. Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company:           4 Copley Place, Suite 102
                             Boston, MA 02116
                             Attn: Eberhard Schoneburg
                             Tel: (617) 266-5542
                             Fax: (617) 266-5779

with copies to:              Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
(which shall not constitute  One Financial Center
notice)                      Boston, Massachusetts 02111
                             Attn: Robert Duggan, Esq.
                             Tel: (617) 542-6000
                             Fax: (617) 266-5779

If to Purchaser:             c/o International Management Services Ltd.
                             Harbour Centre
                             4th Floor
                             Grand Cayman Islands
                             Attn: Ian Goodall
                             Fax: (345) 949-8635

with copies to:              Epstein Becker & Green P.C.
(which shall not constitute  250 Park Avenue
notice)                      New York, NY  10177-1211
                             Tel: (212) 351-3771
                             Fax: (212) 661-0989
                             Attn: Robert F. Charron

      Any party hereto may from time to time change its address for notices by giving written notice of such changed address to the other party hereto in accordance herewith.

      Section 8.5. Waivers. No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provisions, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

      Section 8.6. Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

      Section 8.7. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. The parties hereto may not amend this Agreement or any rights or obligations hereunder without the prior written consent of the Company and each Purchaser to be affected by the amendment. After Initial Closing, the assignment by a party to this Agreement of any rights hereunder shall not affect the obligations of such party under this Agreement.

      Section 8.8. No Third Party Beneficiaries.This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

      Section 8.9. Governing Law/Arbitration. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the choice of law provisions. The Company and the Purchaser agree to submit themselves to the in personam jurisdiction of the state and federal courts situated within the Southern District of the State of New York with regard to any controversy arising out of or relating to this Agreement. Any dispute under this Agreement or any Exhibit attached hereto shall be submitted to arbitration under the American Arbitration Association (the "AAA") in New York City, New York, and shall be finally and conclusively determined by the decision of a board of arbitration consisting of three (3) members (hereinafter referred to as the "Board of Arbitration") selected as according to the rules governing the AAA. The Board of Arbitration shall meet on consecutive business days in New York City, New York, and shall reach and render a decision in writing (concurred in by a majority of the members of the Board of Arbitration) with respect to the amount, if any, which the losing party is required to pay to the other party in respect of a claim filed. In connection with rendering its decisions, the Board of Arbitration shall adopt and follow the laws of the State of New York. To the extent practical, decisions of the Board of Arbitration shall be rendered no more than thirty (30) calendar days following commencement of proceedings with respect thereto. The Board of Arbitration shall cause its written decision to be delivered to all parties involved in the dispute. The Board of Arbitration shall be authorized and is directed to enter a default judgment against any party refusing to participate in the arbitration proceeding within thirty days of any deadline for such participation. Any decision made by the Board of Arbitration (either prior to or after the expiration of such thirty (30) calendar day period) shall be final, binding and conclusive on the parties to the dispute, and entitled to be enforced to the fullest extent permitted by law and entered in any court of competent jurisdiction. The prevailing party shall be awarded its costs, including attorneys' fees, from the non-prevailing party as part of the arbitration award. Any party shall have the right to seek injunctive relief from any court of competent jurisdiction in any case where such relief is available. The prevailing party in such injunctive action shall be awarded its costs, including reasonable attorneys' fees, from the non-prevailing party.

      Section 8.10. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. Execution may be made by delivery by facsimile.

      Section 8.11. Publicity. Neither the Company nor the Purchaser shall issue any press release or otherwise make any public statement or announcement with respect to this Agreement or the transactions contemplated hereby or the existence of this Agreement, without the prior written consent of the other party, except that the Company may make any disclosure as required by the federal securities laws. After the Initial Closing, the Company may issue a press release or otherwise make a public statement or announcement with respect to this Agreement or the transactions contemplated hereby or the existence of this Agreement; provided, however, that prior to issuing any such press release, making any such public statement or announcement, the Company obtains the prior consent of the Purchaser, which consent shall not be unreasonably withheld or delayed.

      Section 8.12. Severability. The provisions of this Agreement are severable and, in the event that The Board of Arbitration or any court or officials of any regulatory agency of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible, so long as such construction does not materially adversely effect the economic rights of either party hereto.

      Section 8.13. Further Assurances. From and after the date of this Agreement, upon the request of the Purchaser or the Company, each of the Company and the Purchaser shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

      Section 8.14. Effectiveness of Agreement. This Agreement shall become effective only upon satisfaction of the conditions precedent to the Initial Closing set forth in Article I of the Escrow Agreement.

                                    ARTICLE 9

                                  DEFINITIONS

      Section 9.1. Certain Definitions.

            (a) "Commencement Date" shall have the meaning assigned to such term in Section 5.1(f) hereof.

            (b) "Commitment Amount" shall have the meaning assigned to such term in Section 1.1 hereof.

            (c) "Commitment Period" shall mean the period of 36 consecutive months commencing immediately after the Effective Date.

            (d) "Common Stock" shall mean the Company's common stock, $0.01 par value per share.

            (e) "Draw Down" shall have the meaning assigned to such term in
      Section 5.1(a) hereof.

            (f) "Draw Down Notice" shall have the meaning assigned to such term in Section 5.1(f) hereof.

            (g) "Draw Down Pricing Period" shall mean a period of twenty-one
      (21) consecutive Trading Days beginning on the date specified in the Draw Down Notice (as defined in Section 5.1(f) herein); provided, however, the Draw Down Pricing Period shall not begin before the day on which receipt of such notice is confirmed by the Purchaser.

            (h) "Effective Date" shall mean the date the Registration Statement of the Company covering the Shares being subscribed for hereby is declared effective by the SEC.

            (i) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

            (j) "GAAP" shall mean the United States Generally Accepted Accounting Principles as those conventions, rules and procedures are determined by the Financial Accounting Standards Board and its predecessor agencies.

            (k) "Initial Closing" shall have the meaning assigned to such term in Section 1.2 hereof.

            (l) "Initial Closing Date" shall have the meaning assigned to such term in Section 1.2 hereof.

            (m) "Investment Amount" shall have the meaning assigned to such term in Section 5.1(f) hereof.

            (n) "Material Adverse Effect" shall mean any adverse effect on the business, operations, properties, prospects or financial condition of the Company that is material and adverse to the Company and its subsidiaries and affiliates, taken as a whole and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its material obligations under this Agreement or the Registration Rights Agreement or to perform its obligations under any other Material Agreement (as defined in Section 2.1(u)).

            (o) "Principal Market" shall mean initially the Nasdaq National Market and shall include the OTC Bulletin Board, the American Stock Exchange, the Nasdaq Small-Cap Market and the New York Stock Exchange if the Company becomes listed and trades on such market or exchange after the date hereof.

            (p) "Purchase Price" shall mean 86% of the VWAP on the date in question (the "Purchase Price Percentage); provided, however, if the average of the VWAPs during a Settlement Period is greater than $8.00 and equal to or less than $12.00, the Purchase Price Percentage shall be 88% during such Settlement Period and if the average of the VWAP's during a Settlement Period is greater than $12.00, the Purchase Price Percentage shall be 90% during such Settlement Period. Notwithstanding anything to the contrary herein, any Draw Down occuring during the period that the Trading Cushion is reduced because of a Special Activity, the Purchase Price Percentage shall be reduced an additional 3%.

            (q) "Registration Statement" shall mean the registration statement under the Securities Act, to be filed with the Securities and Exchange Commission for the registration of the Shares pursuant to the Registration Rights Agreement attached hereto as Exhibit A (the "Registration Rights Agreement).

            (r) "SEC" shall mean the Securities and Exchange Commission.

            (s) "SEC Documents" shall mean the Company's latest Form 10-K or Form 10-KSB as of the time in question, all Forms 10-Q or 10-QSB and 8-K filed thereafter, and the Proxy Statement for its latest fiscal year as of the time in question until such time as the Company no longer has an obligation to maintain the effectiveness of a Registration Statement as set forth in the Registration Rights Agreement.

            (t) "Securities Act" shall mean the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

            (u) "Settlement" shall mean the delivery of the Draw Down Shares into the Purchaser's DTC account in exchange for payment therefor.

            (v) "Settlement Date" shall have the meaning assigned to such term in Section 5.1(b).

            (w) "Settlement Period" shall have the meaning assigned to such term in Section 5.1(b).

            (x) "Shares" shall mean, collectively, the shares of Common Stock of the Company being subscribed for hereunder (the "Draw Down Shares") and the shares of Common Stock issuable upon exercise of the Warrant (the "Warrant Shares").

            (y) "Special Activity" shall mean any one time charge the Company expects to incur for any reason, including, without limitation, in connection with the acquisition of another business.

            (z) "Threshold Price" shall mean the price per Share designated by the Company as the lowest VWAP during any Draw Down Pricing Period at which the Company shall sell its Common Stock in accordance with this Agreement.

            (aa) "Trading Cushion" (bb) shall mean the mandatory six (6) Trading Days between Draw Down Pricing Periods. Notwithstanding the foregoing, in the event the Company gives the Purchaser twenty-one (21) days notice of a Special Activity, the Trading Cushion shall be adjusted to two (2) Trading Days for a period of seven (7) consecutive weeks.

            (cc) "Trading Day" shall mean any day on which the Principal Market is open for business.

            (dd) "Transaction Documents" shall mean this Agreement, the Registration Rights Agreement and the Escrow Agreement.

            (ee) "VWAP" shall mean the daily volume weighted average price of the Company's Common Stock on the Principal Market as reported by Bloomberg Financial L.P. (based on a trading day from 9:30 a.m. Eastern Time to 4:02 p.m. Eastern Time) using the VAP function on the date in question.

            (ff) "Warrant" shall mean the warrant issued to the Purchaser pursuant to Section 4.2(f) hereof.

                            [SIGNATURE PAGE FOLLOWS]

      [SIGNATURE PAGE TO COMMON STOCK PURCHASE AGREEMENT]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorize officer as of this 22nd day of March, 2001.

                                        ARTIFICIAL LIFE, INC.


                                        By: /s/ Eberhard Schoneburg
                                            ------------------------------------
                                            Eberhard Schoneburg, President & CEO


                                        BLUEFIRE CAPITAL, INC.

                                        By: N.D. Nominees Ltd.

                                        By: /s/ Ian Goodall
                                            ------------------------------------
                                            Ian Goodall, Authorized Signatory